Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitutes and appoints WILLIAM F. OPLINGER, ROBERT S. COLLINS, PETER HONG and AUDREY STRAUSS, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the Securities Act of shares of common stock, par value $1.00 per share, of the Company and/or their resale by or on behalf of the selling shareholders as contemplated in the Registration Rights Agreement to be entered into by the Company pursuant to that Share Purchase Agreement, dated as of June 25, 2014, by and among the Company, Alcoa IH Limited, FR Acquisition Corporation (US), Inc., FR Acquisitions Corporation (Europe), FR Acquisition Finance Subco (Luxembourg), S.à r.l., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P., including specifically but without limiting the generality of the foregoing, power and authority (i) to sign the name of each of the undersigned in the capacity of Director of the Company to one or more registration statements on Form S-3 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable (including any registration statement filed pursuant to Rule 462 under the Act), and to any and all amendments and post-effective amendments and supplements to any such registration statements, and to any and all instruments or documents filed as part of or in connection with any such registration statements or amendments or supplements thereto, and (ii) to file the same with all exhibits thereto with the Commission; hereby granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents on the 25th day of July, 2014.

/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr. Director	/s/ CAROL L. ROBERTS Carol L. Roberts Director

/s/ KATHRYN S. FULLER Kathryn S. Fuller Director	/s/ PATRICIA F. RUSSO Patricia F. Russo Director

/s/ JUDITH M. GUERON Judith M. Gueron Director	/s/ MARTIN S. SORRELL Martin S. Sorrell Director

/s/ MICHAEL G. MORRIS Michael G. Morris Director	/s/ RATAN TATA Ratan Tata Director

/s/ E. STANLEY O’NEAL E. Stanley O’Neal Director	/s/ ERNESTO ZEDILLO Ernesto Zedillo Director

/s/ JAMES W. OWENS James W. Owens Director